--------------------------------------------------------------------------------


                               DIME BANCORP, INC.

                            (a Delaware corporation)



                        6 3/8% Notes due January 30, 2001



                             UNDERWRITING AGREEMENT

                              ---------------------

                          Dated as of January 22, 1999

                              ---------------------



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

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1.  Representations and Warranties.....................................3

    (a)     Representations and Warranties by the Company......................3

            (i)      Compliance with Registration Requirements.................3
            (ii)     Incorporated Documents....................................4
            (iii)    Independent Accountants...................................4
            (iv)     Financial Statements......................................4
            (v)      No Material Adverse Change in Business....................4
            (vi)     Good Standing of the Company..............................5
            (vii)    Good Standing of Subsidiaries.............................5
            (viii)   Capitalization............................................5
            (ix)     Authorization of Agreement and Indenture..................5
            (x)      Authorization and Description of Securities...............6
            (xi)     Absence of Defaults and Conflicts.........................6
            (xii)    Absence of Labor Dispute..................................6
            (xiii)   Absence of Proceedings....................................7
            (xiv)    Exhibits..................................................7
            (xv)     Absence of Further Requirements...........................7
            (xvi)    Possession of Licenses and Permits........................7
            (xvii)   Title to Property.........................................8
            (xviii)  Environmental Laws........................................8
            (ixx)    Not an Investment Company.................................9

    (b)     Officer's Certificates.............................................9


SECTION 2.  Sale and Delivery to Underwriters; Closing.........................9

    (a)     Securities.........................................................9

    (b)     Payment............................................................9

    (c)     Denominations; Registration........................................9


SECTION 3.  Covenants of the Company..........................................10

    (a)     Compliance with Securities Regulations and Commission Requests....10

    (b)     Filing of Amendments..............................................10

    (c)     Delivery of Registration Statements...............................10

    (d)     Delivery of Prospectuses..........................................10

    (e)     Compliance with Securities Laws...................................11

    (f)     Blue Sky Qualifications...........................................11

    (g)     Rule 158..........................................................11

    (h)     Restriction on Sale of Securities.................................11

    (i)     Reporting Requirements............................................12


SECTION 4.  Payment of Expenses...............................................12

    (a)     Expenses..........................................................12

    (b)     Termination of Agreement..........................................12


SECTION 5.  Conditions of Underwriters' Obligations...........................12

    (a)     Effectiveness of Registration Statement...........................13

    (b)     Opinion of Counsel for Company....................................13

    (c)     Opinion of Counsel for Underwriters...............................13

    (d)     Officers' Certificate.............................................13

    (e)     Accountant's Comfort Letter.......................................14

    (f)     Bring-down Comfort Letter.........................................14

    (g)     No Objection......................................................14

    (h)     Additional Documents..............................................14

    (j)     Termination of Agreement..........................................14


SECTION 6.  Indemnification...................................................15

    (a)     Indemnification by the Company....................................15

    (b)     Indemnification by the Underwriters...............................16

    (c)     Actions against Parties; Notification.............................16


SECTION 7.  Contribution......................................................17


SECTION 8.  Representations, Warranties and Agreements to Survive Delivery....18


SECTION 9.  Termination of Agreement..........................................19

    (a)     Termination; General..............................................19

    (b)     Liabilities.......................................................19

SECTION 10. Default by One or More of the Underwriters........................19


SECTION 11. Default by the Company............................................20


SECTION 12. Notices...........................................................20


SECTION 13. Parties...........................................................20


SECTION 14. Governing Law and Time............................................20


SECTION 15. Effect of Headings................................................21

SCHEDULE A     Underwriters

SCHEDULE B     Pricing

EXHIBIT A      Opinion of the Company's Counsel to be Delivered Pursuant to
               Section 5(b)

                               DIME BANCORP, INC.
                            (a Delaware corporation)

                                  $200,000,000

                        6 3/8% Notes due January 30, 2001

                             UNDERWRITING AGREEMENT

                                                                January 22, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Dime Bancorp, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Credit Suisse First Boston Corporation ("CSFB") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and CSFB are acting as representatives (in such capacity, the "Representatives"), with respect to the purchase by the Underwriters, acting severally and not jointly, of $200,000,000 principal amount of the 6 3/8% Notes due January 30, 2001 (the "Securities") of the Company, to be issued pursuant to the provisions of an Indenture, dated as of January 27, 1999 (the "Indenture"), between the Company and First Union National Bank, as Trustee (the "Trustee").

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-58253) covering the registration of debt securities of the Company, including the Securities, from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated September 22, 1998 together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.

         All reference in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement, any post-effective amendment to the Registration Statement, the Prospectus or any amendment or supplement to the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement, the Prospectus or any such amendment or supplement or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the Trustee.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The consolidated statements of financial condition, consolidated statements of income, consolidated statements of changes in stockholders' equity and consolidated statements of cash flows included in the Registration Statement and the Prospectus, together with the related schedules and notes (the "Financial Statements"), present fairly in all material respects the consolidated financial position, results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries at the dates indicated and, for the periods specified, as the case may be, subject in the case of unaudited balance sheets and statements to normal year-end audit adjustments; said Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be noted therein, subject in the case of unaudited balance sheets and statements to normal year-end audit adjustments and the limited scope of the notes thereto.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated herein, (A) there has been no material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operation or stockholders' equity of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. The Dime Savings Bank of New York, FSB (the "Bank") has been duly organized and is validly existing as a federally chartered stock savings bank and is a member in good standing of the Federal Home Loan Bank of New York; the Bank's deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund or the Bank Insurance Fund, each of the FDIC; and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company or the Bank, threatened. The Bank and North American Mortgage Company are the only "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of the Regulation S-X) and each has power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Bank was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

          (viii) Capitalization. The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Registration Statement.

          (ix) Authorization of Agreement and Indenture. This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (x) Authorization and Description of Securities. The Securities have been duly authorized and, when issued and authenticated in accordance with the provisions of the Indenture and delivered against payment therefor as provided herein, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity. The Securities conform to the description thereof under the heading "Description of Debt Securities" contained in the Prospectus and such description, insofar as it purports to be a summary of the instruments defining the rights of holders of the Securities, is accurate, complete and fair in all material respects.

          (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein, in the Indenture and in the Registration Statement (including the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder and under the Indenture have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentally or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xiii) Absence of Proceedings. There is no action, suit, proceeding inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement), or which might reasonably be expected to materially and adversely affect the properties or assets thereof (other than as disclosed in the Registration Statement) or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

          (xiv) Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto, which have not been so described or filed as required.

          (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property reflected in the most recent balance sheet included in the Prospectus as owned by the Company and its subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or, with respect to any such real property, render title unmarketable as to a material part thereof; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xviii) Environmental Laws. Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or redemption, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xix) Not an Investment Company. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriters as to the matters covered thereby, without personal liability for the officer signing such certificate.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the principal amount of Securities set forth in Schedule A opposite the name of the Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Payment. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery by the Company to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. The time and date of such payment and delivery shall be 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

         (e) Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations to the extent necessary to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Underwriters or the Company, based upon advice of counsel, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it shall be necessary, in the opinion of such party, based upon the advice of counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of Securities provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Restriction on Sale of Securities. During a period beginning on the date hereof and continuing to an including the Closing Time, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities substantially similar to the Securities, except that the foregoing sentence shall not apply to (A) the Securities to be sold hereunder and (B) commercial paper issued in the ordinary course of business.

         (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and the Company will cause the Bank to file all documents required to be filed with any supervisory, regulatory, administrative or governmental agency, body or authority, whether pursuant to the 1934 Act and the 1934 Act Regulations or otherwise, except when the failure to file such documents could not reasonably be expected to result, directly or indirectly, in a Material Adverse Effect.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company covenants and agrees with the several Underwriters that (a) the Company will pay the following expenses incident to this Agreement: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (ix) any fees payable in connection with the rating of the Securities.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) (i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the Closing Time, of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of
any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time, and to the following further conditions.

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the
Representatives shall have received the favorable opinions, dated as of Closing Time, of Sullivan & Cromwell, counsel for the Company, and James E. Kelly, Esq., General Counsel for the Company, in each instance in form and substance reasonably satisfactory to counsel for the Underwriters, collectively to the effect set forth in Exhibit A hereto.

         (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, with respect to such matters as they may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operations or stockholders' equity of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letter" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (h) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to the evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4, and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification by the Company. The Company agrees to the indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner as set forth below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch, expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter from whom the person asserting any such loss, liability, claim or damage purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented by the Company if the Company shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented), excluding documents incorporated by reference, which at such time had been provided to the Underwriters for their use, shall not have been furnished to such person at or prior to the written confirmation of sale of such Securities to such person.

         (b) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Company, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto, including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not material prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof

(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party (other than pursuant to the terms thereof) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Underwriters, in each case as set forth ion the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Not withstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act of Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or development involving a prospective material adverse change, in the financial condition, results of operations or stockholders' equity of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any material change or development involving a prospective material change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or New York Stock Exchange or in the NASDAQ National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then: (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time, for a period not exceeding seven days, in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Default by the Company. If the Company shall make such delivery but the Company shall fail to deliver the Securities to the Representatives, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the defaulting party from liability, if any, in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Henry R. Michaels, Managing Director; notices to the Company shall be directed to it at 589 Fifth Avenue, New York 10017, attention of General Counsel.

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this agreement, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                            Very truly yours,


                                            DIME BANCORP, INC.


                                            By /s/ Anthony R. Burriesci
                                              ---------------------------------
                                              Name:  Anthony R. Burriesci
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


CONFIRMED AND ACCEPTED,
as of the date first
above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED

By /s/ Lee Whitley
  -------------------------------
  Authorized Signatory

           For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A
                                   ----------


                                                                Principal Amount
Underwriter                                                         of Notes
-----------                                                     ----------------

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated ....................................       $150,000,000
Credit Suisse First Boston Corporation ....................       $ 50,000,000
                                                                  ------------
          Total ...........................................       $200,000,000
                                                                  ------------

                                   SCHEDULE B
                                   ----------



                               DIME BANCORP, INC.
                 $200,000,000 6 3/8% Notes due January 30, 2001

         1. The public offering price of the Securities shall be 99.803% of the principal amount thereof, plus accrued interest from January 27, 1999, if settlement occurs after that date.

         2. The purchase price to be paid by the Underwriters for the Securities shall be 99.453% of the principal amount thereof.

         3. The interest rate on the Securities shall be 6 3/8% per annum.













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                                    EXHIBIT A
                                    ---------

                        OPINION OF THE COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

         The opinions of special counsel for the Company referred to in Section 5(b) collectively shall be substantially to the following effect (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement):

          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectus.

          (ii) To the best of such counsel's knowledge, the Bank is validly existing as a federal savings bank under the Federal laws of the United States. The Bank has the requisite corporate power and authority to conduct its business in all material respects as described in the Prospectus.

          (iii) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (iv) The statements set forth under the headings "Description of Debt Securities" and "Underwriting" in the Prospectus, insofar as such statements purport to constitute summaries of certain terms of the Securities and each of the Underwriting Agreement and the Indenture (together, the "Operative Documents"), in each case constitute accurate, complete and fair summaries in all material respects.

          (v) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Securities by the Company have been obtained or made.

          (vi) Neither the execution and delivery of the Operative Documents by the Company, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated in the Operative Documents and compliance by the Company with its respective obligations under the Operative Documents to which it is party nor the fulfillment of the terms thereof does or will, whether with or without the



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     giving of notice or passage of time or both, (a) violate the Company's certificate of incorporation or by-laws, (b) result in a default under or breach of the Agreements and Instruments known to such counsel, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect, or (c) violate any Federal law of the United States or law of the State of New York applicable to the Company; provided, however, that for purposes of this paragraph (vi), such counsel need not express an opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws.

          (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (viii) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its term, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (ix) The Company is not, and following consummation of the transactions contemplated by the Underwriting Agreement and the application of the net proceeds as described in the Prospectus will not be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (x) To the best of such counsel's knowledge, no litigation or governmental proceeding of any kind is instituted or threatened against the Company or any of its consolidated subsidiaries that might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Prospectus.

         In addition, such counsel shall state that they have reviewed the Registration Statement and the Prospectus, participated in discussions with the Representatives and the representatives of the Company and its accountants and that, on the basis of the information gained in such discussions, the Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. Further, such counsel shall confirm that nothing that came to their attention in the course of the aforementioned review has caused them to believe that the Registration Statement, as of the date it become effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not



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


misleading or that the Prospectus, as of the date of the Prospectus and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel shall not be required to assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those made under the captions "Descriptions of Debt Securities" and "Underwriting" in the Prospectus insofar as they relate to provisions of documents therein described. Also, such counsel need not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.





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